Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
CUSTODY AGREEMENT

    THIS AMENDMENT, effective as of October 10, 2025, to the Custody Agreement, dated as of September 15, 2015, as amended (the “Agreement”), is entered into by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to convert Equable Shares Hedged Equity Fund from a mutual fund to an ETF; and

WHEREAS, this Amendment will be in effect upon the conversion to ETF on October 10, 2025 (the “Conversion Date”). However, if such conversion is not completed by October 31, 2025, this Agreement shall not go into effect; and

WHEREAS, Equable Shares Hedged Equity Fund will be known as Equable Shares Hedged Equity ETF; and

WHEREAS, the parties desire to amend the fees in Exhibit M of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit M is hereby replaced and superseded by Exhibit M attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

SERIES PORTFOLIOS TRUST	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Ryan L. Roell	By: /s/ Gregory Farley
Name: Ryan L. Roell	Name: Greg Farley
Title: President	Title: Senior Vice President
Date: 8/12/2025	Date: 8/12/2025

Exhibit M to the Series Portfolios Trust Custody Agreement
Name of Series
Equable Shares Small Cap (Series 1)
Equable Shares Small Cap (Series 2)

Custody Services Fee Schedule
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
[...] basis points
$[...] - Minimum annual fee per fund
Plus, portfolio transaction fees
Portfolio Transaction Fees
■$[...] - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$[...] - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$[...] - Option/SWAPS/future contract written, exercised or expired
■$[...] - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$[...] - Physical security transaction
■$[...] - Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
■Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■$[...] per custody sub account per year (e.g., per sub – adviser, segregated account, etc.)
■Class Action Services - $[...] filing fee per class action per account, plus [...] % of gross proceeds, up to a maximum per recovery not to exceed $[...] .
■No charge for the initial conversion free receipt.
■Overdrafts - charged to the account at prime interest rate plus [...] % unless a line of credit is in place.
■Third Party lending - Additional fees will apply
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	[...]	[...]	Hong Kong	[...]	[...]	Poland	[...]	[...]
Australia	[...]	[...]	Hungary	[...]	[...]	Portugal	[...]	[...]
Austria	[...]	[...]	Iceland	[...]	[...]	Qatar	[...]	[...]
Bahrain	[...]	[...]	India	[...]	[...]	Romania	[...]	[...]
Bangladesh	[...]	[...]	Indonesia	[...]	[...]	Russia	[...]	[...]
Belgium	[...]	[...]	Ireland	[...]	[...]	Saudi Arabia	[...]	[...]
Bermuda	[...]	[...]	Israel	[...]	[...]	Serbia	[...]	[...]
Botswana	[...]	[...]	Italy	[...]	[...]	Singapore	[...]	[...]
Brazil	[...]	[...]	Japan	[...]	[...]	Slovakia	[...]	[...]
Bulgaria	[...]	[...]	Jordan	[...]	[...]	Slovenia	[...]	[...]
Canada	[...]	[...]	Kenya	[...]	[...]	South Africa	[...]	[...]
Chile	[...]	[...]	Kuwait	[...]	[...]	South Korea	[...]	[...]
China Connect	[...]	[...]	Latvia	[...]	[...]	Spain	[...]	[...]
China (B Shares)	[...]	[...]	Lithuania	[...]	[...]	Sri Lanka	[...]	[...]
Colombia	[...]	[...]	Luxembourg	[...]	[...]	Sweden	[...]	[...]
Costa Rica	[...]	[...]	Malaysia	[...]	[...]	Switzerland	[...]	[...]
Croatia	[...]	[...]	Malta	[...]	[...]	Tanzania	[...]	[...]
Cyprus	[...]	[...]	Mauritius	[...]	[...]	Taiwan	[...]	[...]
Czech Republic	[...]	[...]	Mexico	[...]	[...]	Thailand	[...]	[...]
Denmark	[...]	[...]	Morocco	[...]	[...]	Tunisia	[...]	[...]
Egypt	[...]	[...]	Namibia	[...]	[...]	Turkey	[...]	[...]
Estonia	[...]	[...]	Netherlands	[...]	[...]	UAE	[...]	[...]
Eswatini	[...]	[...]	New Zealand	[...]	[...]	Uganda	[...]	[...]
Euroclear (Eurobonds)	[...]	[...]	Nigeria	[...]	[...]	Ukraine	[...]	[...]
Euroclear (Non-Eurobonds)	[...]	[...]	Norway	[...]	[...]	United Kingdom	[...]	[...]
Finland	[...]	[...]	Oman	[...]	[...]	Uruguay	[...]	[...]
France	[...]	[...]	Pakistan	[...]	[...]	Vietnam	[...]	[...]
Germany	[...]	[...]	Panama	[...]	[...]	West African Economic Monetary Union (WAEMU)**	[...]	[...]
Ghana	[...]	[...]	Peru	[...]	[...]	Zambia	[...]	[...]
Greece	[...]	[...]	Philippines	[...]	[...]	Zimbabwe	[...]	[...]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network. **Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Global Custody Base Fee
$[...] monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions."
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, SWIFT reporting and message fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■The client may also may be charged certain expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

Exhibit M (continued)
Name of ETF Series
Equable Shares Hedged Equity ETF
Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum1 where (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:

[...] basis points2
$[...] – Minimum annual fee per fund2
Plus, portfolio transaction fees

See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly
APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$[...] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[...] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$[...] – Option/SWAPS/future contract written, exercised or expired
$[...] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[...] – Physical security transaction
$[...] – Check disbursement (waived if U.S. Bank is Administrator)
$[...] Manual instructions fee. (Additional Per Securities and Cash Transactions)
$[...] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$[...] Per Non-USD wire.

$[...] Per 3rd party FX settled at U.S. Bank
$[...] Monthly charge on zero valued securities (Per ISIN)
$[...] Per Proxy Vote cast.
$[...] Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[...] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – [...] % of gross proceeds, $[...] minimum recovery.
No charge for the initial conversion free receipt if fund is converting from another service provider.
$[...] per SMA converting into the fund
Overdrafts – charged to the account at prime interest rate plus [...] %, unless a line of credit is in place
Third Party lending - Additional fees will apply

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	[...]
AUSTRALIA	AU	[...]
BELGIUM	BE	[...]
CANADA	CA	[...]
CHILE	CL	[...]
CZECH REPUBLIC	CZ	[...]
DENMARK	DK	[...]
FINLAND	FI	[...]
FRANCE	FR	[...]
GERMANY	DE	[...]
GREECE	GG	[...]
HOLLAND	NL	[...]
HONG KONG	HK	[...]
HUNGARY	HU	[...]
ISRAEL	IL	[...]
ITALY	IT	[...]
JAPAN	JP	[...]
LUXEMBOURG	LU	[...]
MEXICO	MX	[...]
NEWZEALAND	NZ	[...]
NORWAY	NO	[...]
PERU	PE	[...]
POLAND	PL	[...]
PORTUGAL	PT	[...]
ROMANIA	RO	[...]
RUSSIA	RU	[...]
SINGAPORE	SG	[...]
SLOVAK REPUBLIC	SK	[...]
SLOVENIA	SI	[...]
SPAIN	ES	[...]
SOUTH-AFRICA	ZA	[...]
SWEDEN	SE	[...]
SWITZERLAND	CH	[...]
THAILAND	TH	[...]
UNITED KINGDOM	GB	[...]

APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $[...] per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
Global Filing: $[...] per annum
U.S. Domestic Filing: $[...] per annum (Only ADRs)
3rd Party Tax Service Provider: $[...] per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[...]	[...]	Hong Kong	[...]	[...]	Poland	[...]	[...]
Australia	[...]	[...]	Hungary	[...]	[...]	Portugal	[...]	[...]
Austria	[...]	[...]	Iceland	[...]	[...]	Qatar	[...]	[...]
Bahrain	[...]	[...]	India	[...]	[...]	Romania	[...]	[...]
Bangladesh	[...]	[...]	Indonesia	[...]	[...]	Russia	[...]	[...]
Belgium	[...]	[...]	Ireland	[...]	[...]	Saudi Arabia	[...]	[...]
Bermuda	[...]	[...]	Israel	[...]	[...]	Serbia	[...]	[...]
Botswana	[...]	[...]	Italy	[...]	[...]	Singapore	[...]	[...]
Brazil	[...]	[...]	Japan	[...]	[...]	Slovakia	[...]	[...]
Bulgaria	[...]	[...]	Jordan	[...]	[...]	Slovenia	[...]	[...]
Canada	[...]	[...]	Kenya	[...]	[...]	South Africa	[...]	[...]
Chile	[...]	[...]	Kuwait	[...]	[...]	South Korea	[...]	[...]
China Connect	[...]	[...]	Latvia	[...]	[...]	Spain	[...]	[...]
China (B Shares)	[...]	[...]	Lithuania	[...]	[...]	Sri Lanka	[...]	[...]
Colombia	[...]	[...]	Luxembourg	[...]	[...]	Sweden	[...]	[...]
Costa Rica	[...]	[...]	Malaysia	[...]	[...]	Switzerland	[...]	[...]
Croatia	[...]	[...]	Malta	[...]	[...]	Taiwan	[...]	[...]
Cyprus	[...]	[...]	Mauritius	[...]	[...]	Tanzania	[...]	[...]
Czech Republic	[...]	[...]	Mexico	[...]	[...]	Thailand	[...]	[...]
Denmark	[...]	[...]	Morocco	[...]	[...]	Tunisia	[...]	[...]
Egypt	[...]	[...]	Namibia	[...]	[...]	Turkey	[...]	[...]
Estonia	[...]	[...]	Netherlands	[...]	[...]	UAE	[...]	[...]
Euroclear (Eurobonds)	[...]	[...]	New Zealand	[...]	[...]	Uganda	[...]	[...]
Euroclear (Non-Eurobonds)	[...]	[...]	Nigeria	[...]	[...]	Ukraine	[...]	[...]
Finland	[...]	[...]	Norway	[...]	[...]	United Kingdom	[...]	[...]
France	[...]	[...]	Oman	[...]	[...]	Uruguay	[...]	[...]
Germany	[...]	[...]	Pakistan	[...]	[...]	Vietnam	[...]	[...]
Ghana	[...]	[...]	Panama	[...]	[...]	West African Economic Monetary Union (WAEMU)*	[...]	[...]
Greece	[...]	[...]	Peru	[...]	[...]	Zambia	[...]	[...]
			Philippines	[...]	[...]	Zimbabwe	[...]	[...]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

The advisor’s signature below is an acknowledgement of the attached fee schedule.
Teramo Advisors LLC

By: _____________________________
Name:___________________________
Title:____________________________
Date:____________________________